Exhibit 26-(h)(7)(k): Amendment dated as of April 28, 2006, to Shareholder Servicing Agreement (Adviser Class Shares) dated as of December 6, 2001, by and between ING Partners, Inc. and ReliaStar Life Insurance Company of New York.

Amendment to ING Partners, Inc.

Shareholder Servicing Agreement Adviser Class Shares

     This Amendment is dated as of the 28th day of April, 2006 by and between ING Partners, Inc. (the “Fund”) and ReliaStar Life Insurance Company of New York (the “Service Organization”) (collectively, the “Parties”).

     WHEREAS, the Parties entered into a Shareholder Servicing Agreement on December 6, 2001, as amended (the “Agreement”);

     WHEREAS, the Parties desire to further amend said Agreement in the manner hereinafter set forth;

NOW THEREFORE, the parties hereby amend the Agreement in the following form:

1.	By replacing the existing Amended Schedule A with the Amended Schedule A attached hereto.

2.	All of the other provisions contained in the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

ING Partners, Inc.

By: /s/ Robert S. Naka Name: Robert S. Naka Title: Executive Vice President

ReliaStar Life Insurance Company of New York

By: /s/ Laurie M. Tillinghast Name: Laurie M. Tillinghast Title: Vice President

AMENDED SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:

Annual Rate

ING American Century Large Company Value Portfolio	X.XX%
ING American Century Select Portfolio	X.XX%
ING American Century Small-Mid Cap Value Portfolio	X.XX%
ING Baron Asset Portfolio	X.XX%
ING Baron Small Cap Growth Portfolio	X.XX%
ING Columbia Small Cap Value II Portfolio	X.XX%
ING Davis Venture Value Portfolio	X.XX%
ING Fidelity® VIP Contrafund® Portfolio	X.XX%
ING Fidelity® VIP Equity-Income Portfolio	X.XX%
ING Fidelity® VIP Growth Portfolio	X.XX%
ING Fidelity® VIP Mid Cap Portfolio	X.XX%
ING Fundamental Research Portfolio	X.XX%
ING Goldman Sachs® Capital Growth Portfolio	X.XX%
ING Goldman Sachs® Structured Equity Portfolio	X.XX%
ING JPMorgan International Portfolio	X.XX%
ING JPMorgan Mid Cap Value Portfolio	X.XX%
ING Lord Abbett U.S. Government Securities Portfolio	X.XX%
ING MFS Capital Opportunities Portfolio	X.XX%
ING Neuberger Berman Partners Portfolio	X.XX%
ING Neuberger Berman Regency Portfolio	X.XX%
ING OpCap Balanced Value Portfolio	X.XX%
ING Oppenheimer Global Portfolio	X.XX%
ING Oppenheimer Strategic Income Portfolio	X.XX%
ING PIMCO Total Return Portfolio	X.XX%
ING Pioneer High Yield Portfolio	X.XX%
ING Legg Mason Partners Aggressive Growth Portfolio	X.XX%
ING Legg Mason Partners Large Cap Growth Portfolio	X.XX%
ING Solution 2015 Portfolio	X.XX%
ING Solution 2025 Portfolio	X.XX%
ING Solution 2035 Portfolio	X.XX%
ING Solution 2045 Portfolio	X.XX%
ING Solution Income Portfolio	X.XX%
ING T. Rowe Price Diversified Mid Cap Growth Portfolio	X.XX%
ING T. Rowe Price Growth Equity Portfolio	X.XX%
ING Templeton Foreign Equity Portfolio	X.XX%
ING UBS U.S. Large Cap Equity Portfolio	X.XX%
ING UBS U.S. Small Cap Growth Portfolio	X.XX%
ING Van Kampen Comstock Portfolio	X.XX%
ING Van Kampen Equity and Income Portfolio	X.XX%